                              AMENDMENT TO KWOK LI
                              EMPLOYMENT AGREEMENT


          This Amendment dated as of June 26, 1997 ("Amendment"), to the Employment Agreement dated July 31, 1996, by and between Yurie Systems, Inc., a Delaware corporation (the "Company") and Kwok Li, an individual residing in the State of Maryland (the "Executive") (hereinafter referred to as the "Employment Agreement").

          WHEREAS, the Executive has heretofore been employed by the Company both before and during the term of the Employment Agreement as its President and Chief Operating Officer;

          WHEREAS, the Executive shall, as of June 30, 1997, be Vice-chairman of the Board of Directors and employed as Chief Technology Officer of the Company, and on or about the date, the Company intends to appoint another employee to the position of President and Chief Operating Officer and Executive shall cease to continue in that position;

          WHEREAS, the Executive has participated in the formation of a network provider, Splitrock Services, Inc., a Texas corporation ("Splitrock"), and desires to continue to participate as Chairman of the Board of Splitrock, and, in such position, to be active in its organization and implementation of its business activities; and

          WHEREAS, Splitrock represents a significant customer potential for the Company's telecommunication products and the Company and Splitrock intend to enter a Cooperative Development Agreement providing, among other things, for the development of Yurie products to meet Splitrock's network requirements, the testing of Yurie developments on Splitrock's networks and the purchase by Splitrock of its applicable equipment needs from Yurie;

          NOW, THEREFORE, in recognition of the mutual benefits to be obtained as a result of the foregoing and in consideration thereof, the Company and Executive agree to amend the Employment Agreement as follows:

          1. Section 2 of the Employment Agreement is deleted in its entirety and replace with the following:

                     2.  Employment.
                         ----------

                         (a) The Executive shall be employed as the Chief
                     Technology Officer of the Company and/or in such other senior executive capacity as may be mutually agreed to in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity, including, but not limited to, technology development, product performance and reliability, and all aspects for maintaining the technological excellence of Yurie's products.

                     He shall also promote, by entertainment or otherwise, the business of the Company.

                         (b) Excluding periods of vacation and sick leave to
                     which the Executive is entitled, the Executive agrees to devote such attention and time to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder; provided, however, that Executive may serve as Chairman of the Board of Splitrock and may devote such attention and time to the formation and oversight of the business activities of Splitrock as, in the judgment of the Board of Directors and Chief Executive Officer of the Company, do not impact the performance of such responsibilities or materially impair the business and affairs of the Company; further provided that, the Executive will, on an annual basis, devote the substantial majority of his efforts to his assigned responsibilities with the Company. The Executive may also: (i) serve on corporate, civil or charitable boards or committees, (ii) manage personal investments, and (iii) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder.

          2. To the extent that the Executive is permitted to devote efforts on behalf of Splitrock pursuant to this Amendment, such activities shall not be deemed to constitute a breach of Executive's Covenants in Section 10 of the Employment Agreement; provided, however, that if Yurie decides to enter into the network services market and determines that but for this Amendment, Executive's activities with Splitrock would constitute a violation of Section 10 as a result, the Company may provide ninety (90) days notice of termination of the Employment Agreement, as amended.

          3. All other terms and conditions of the Employment Agreement shall remain in effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment as of the day and year first above written.

                              YURIE SYSTEMS, INC.


ATTEST:                       By:   /s/ Jeong H. Kim
                                    ----------------------------------
                                    Jeong H. Kim, Ph.D.
                                    Chairman and CEO


                                          KWOK LI
------------------------
Secretary

                              By:   /s/ Kwok Li
                                    ----------------------------------
                                    Kwok Li


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